Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226516, 333-229558, 333-236296, 333-256052, 333-262611, 333-269648, 333-276910, and 333-284743) of Sonos, Inc. of our report dated November 15, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 14, 2025